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                                                                     Exhibit 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 (Registration Nos. 333-25549 and 811-02441) of our report dated March 29, 2006 relating to the consolidated financial statements of American General Life Insurance Company, and our report dated April 5, 2006 relating to the financial statements and financial highlights of AGL Separate Account D that appear in such Post-Effective Amendment No. 13. We also consent to the use of our report dated March 16, 2006, relating to the statutory basis financial statements of American Home Life Assurance Company for the year ended December 31, 2005, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Houston, Texas

April 28, 2006